Preliminary Term Sheet (To the Prospectus dated May 15, 2025, the Prospectus Supplement dated May 15, 2025 and Product Supplement EQUITY LIRN-1 dated October 30, 2025)	Subject to Completion Dated June 18, 2026	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303
Units $10 principal amount per unit CUSIP No.	Pricing Date* Settlement Date* Maturity Date*	July , 2026 July , 2026 July , 2031
*Subject to change based on the actual date the notes are priced for initial sale to the public (the “pricing date”)

Leveraged Index Return Notes® Linked to an International Equity Index Basket

▪

Maturity of approximately five years

▪

[115.00% to 135.00%] leveraged upside exposure to increases in the Basket (as defined below)

▪

If the Basket declines, but not by more than 20.00%, a return of principal

▪

1-to-1 downside exposure to decreases in the Basket beyond a 20.00% decline, with 80.00% of your principal at risk

▪

The Basket will be composed of the EURO STOXX 50® Index, the MSCI Emerging Markets Index, the FTSE® 100 Index, the Nikkei Stock Average Index, the Swiss Market Index, the S&P/ASX 200 Index and the FTSE China 50 Index. The EURO STOXX 50® Index will be given an initial weight of 32.00%, the MSCI Emerging Markets Index will be given an initial weight of 20.00%, each of the FTSE® 100 Index and the Nikkei Stock Average Index will be given an initial weight of 16.00%, each of the Swiss Market Index and the S&P/ASX 200 Index will be given an initial weight of 6.00% and the FTSE China 50 Index will be given an initial weight of 4.00%.

▪

All payments occur at maturity and are subject to the credit risk of Barclays Bank PLC.

▪

No periodic interest payments

▪

In addition to the underwriting discount set forth below, the notes include a hedging-related charge of $0.05 per unit. See “Structuring the Notes.”

▪

Limited secondary market liquidity, with no exchange listing

▪

The notes are our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC. The notes are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom, or any other jurisdiction.

The notes are being issued by Barclays Bank PLC (“Barclays”). There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” and “Additional Risk Factors” beginning on page TS-7 of this term sheet and “Risk Factors” beginning on page PS-9 of product supplement EQUITY LIRN-1 and beginning on page S-9 of the prospectus supplement.

Our initial estimated value of the notes, based on our internal pricing models, is expected to be between $8.889 and $9.689 per unit on the pricing date, which is less than the public offering price listed below. See “Summary” on the following page, “Risk Factors” beginning on page TS-7 of this term sheet and “Structuring the Notes” below for additional information. The actual value of your notes at any time will reflect many factors and cannot be predicted with accuracy.

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. All payments are subject to the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page TS-3 and “Risk Factors” beginning on page TS-7 of this term sheet.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus (as defined below) is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price(1)	$ 10.00	$
Underwriting discount(1)	$ 0.25	$
Proceeds, before expenses, to Barclays	$ 9.75	$
(1)	For any purchase of 300,000 units or more in a single transaction by an individual investor or in combined transactions with the investor’s household in this offering, the public offering price and the underwriting discount will be $9.95 per unit and $0.20 per unit, respectively. See “Supplement to the Plan of Distribution” below.

The notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

BofA Securities

July    , 2026

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Summary

The Leveraged Index Return Notes® Linked to an International Equity Index Basket, due July  , 2031 (the “notes”) are our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays. The notes are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction. The notes will rank equally with all of our other unsecured and unsubordinated debt. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of Barclays and to the risk of exercise of any U.K. Bail-in Power (as described herein) or any other resolution measure by any relevant U.K. resolution authority.

The notes provide you a leveraged return if the Ending Value of the Market Measure, which is the international equity index basket described below (the “Basket”), is greater than the Starting Value. If the Ending Value is less than or equal to the Starting Value but greater than or equal to the Threshold Value, you will receive the principal amount of the notes. If the Ending Value is less than the Threshold Value, you will lose a portion, which could be significant, of the principal amount of your notes. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Basket, subject to our credit risk. See “Terms of the Notes” below.

The Basket will be composed of the EURO STOXX 50® Index, the MSCI Emerging Markets Index, the FTSE® 100 Index, the Nikkei Stock Average Index, the Swiss Market Index, the S&P/ASX 200 Index and the FTSE China 50 Index (each a “Basket Component”). On the pricing date, the EURO STOXX 50® Index will be given an initial weight of 32.00%, the MSCI Emerging Markets Index will be given an initial weight of 20.00%, each of the FTSE® 100 Index and the Nikkei Stock Average Index will be given an initial weight of 16.00%, each of the Swiss Market Index and the S&P/ASX 200 Index will be given an initial weight of 6.00% and the FTSE China 50 Index will be given an initial weight of 4.00%.

On the cover page of this term sheet, we have provided the estimated value range for the notes. This range of estimated values was determined based on our internal pricing models, which take into account a number of variables, including volatility, interest rates and our internal funding rates, which are our internally published borrowing rates, and the economic terms of certain related hedging arrangements. This range of estimated values may not correlate on a linear basis with the range of Participation Rate for the notes. The estimated value of the notes calculated on the pricing date is expected to be less than the public offering price and will be set forth in the final term sheet made available to investors in the notes.

The economic terms of the notes (including the Participation Rate) are based on our internal funding rates, which may vary from the levels at which our benchmark debt securities trade in the secondary market, and the economic terms of certain related hedging arrangements. The difference between these rates, as well as the underwriting discount, the hedging-related charge and other amounts described below, will reduce the economic terms of the notes. For more information about the estimated value and the structuring of the notes, see “Structuring the Notes” below.

Terms of the Notes
Issuer:	Barclays Bank PLC (“Barclays”)
Principal Amount:	$10.00 per unit
Term:	Approximately five years
Market Measure:	An international equity index basket composed of the EURO STOXX 50® Index (Bloomberg symbol: “SX5E”), the MSCI Emerging Markets Index (Bloomberg symbol: “MXEF”), the FTSE® 100 Index (Bloomberg symbol: “UKX”), the Nikkei Stock Average Index (Bloomberg symbol: “NKY”), the Swiss Market Index (Bloomberg symbol: “SMI”), the S&P/ASX 200 Index (Bloomberg symbol: “AS51”) and the FTSE China 50 Index (Bloomberg symbol: “XIN0I”). Each Basket Component is a price return index.
Starting Value:	The Starting Value will be set to 100.00 on the pricing date.
Ending Value:	The average of the values of the Basket on each calculation day occurring during the Maturity Valuation Period, calculated as specified in “The Basket” below. The scheduled calculation days are subject to postponement in the event of Market Disruption Events, as described beginning on page PS-32 of product supplement EQUITY LIRN-1.
Threshold Value:	80.00 (80.00% of the Starting Value)
Participation Rate:	[115.00% to 135.00%]. The actual Participation Rate will be determined on the pricing date.
Maturity Valuation Period:	Five scheduled calculation days shortly before the maturity date
Fees and Charges:	The public offering price of the notes includes the underwriting discount of $0.25 per unit listed on the cover page and a hedging-related charge of $0.05 per unit described in “Structuring the Notes” below.
Calculation Agents:	Barclays and BofA Securities, Inc. (“BofAS”)

Redemption Amount Determination

On the maturity date, you will receive a cash payment per unit determined as follows:

Leveraged Index Return Notes®	TS-2

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The terms and risks of the notes are contained in this term sheet and in the following:

▪	Product supplement EQUITY LIRN-1 dated October 30, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325013900/dp236510_424b2-equitylirn1.htm

▪	Series A MTN prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

These documents (together, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website as indicated above or obtained from us, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) or BofAS by calling 1-800-294-1322. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents that we have filed with the SEC for information about us and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by the Note Prospectus. Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement EQUITY LIRN-1. Unless otherwise indicated or unless the context requires otherwise, all references in this term sheet to “we,” “us,” “our” or similar references are to Barclays.

“Leveraged Index Return Notes®” and “LIRNs®” are the registered service marks of Bank of America Corporation, the parent company of MLPF&S and BofAS.

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of Barclays or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes of such shares, securities or obligations); (iii) the cancellation of the notes and/or (iv) the amendment or alteration of the maturity of the notes, or the amendment of the amount of interest or any other amounts due on the notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the notes further acknowledges and agrees that the rights of the holders or beneficial owners of the notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Issuer-related Risks—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this term sheet as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Leveraged Index Return Notes®	TS-3

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Investor Considerations

You may wish to consider an investment in the notes if:

▪	You anticipate that the Basket will increase from the Starting Value to the Ending Value.

▪	You are willing to risk a loss of principal and return if the Basket decreases from the Starting Value to an Ending Value that is below the Threshold Value.

▪	You are willing to forgo the interest payments that are paid on conventional interest-bearing debt securities.

▪	You are willing to forgo dividends and other benefits of directly owning the securities included in the Basket Components.

▪	You are willing to accept a limited or no market for sales of the notes prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our actual and perceived creditworthiness, the inclusion in the public offering price of the underwriting discount, the hedging-related charge and other amounts, as described above.

▪	You are willing and able to assume our credit risk, as issuer of the notes, for all payments under the notes, including the Redemption Amount.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by U.K. resolution authorities.

The notes may not be an appropriate investment for you if:

▪	You believe that the Basket will decrease from the Starting Value to the Ending Value or that it will not increase sufficiently over the term of the notes to provide you with your desired return.

▪	You seek 100% principal repayment or preservation of capital.

▪	You seek interest payments or other current income on your investment.

▪	You want to receive dividends or have other benefits of directly owning the securities included in the Basket Components.

▪	You seek an investment for which there will be a liquid secondary market.

▪	You are unwilling or unable to take market risk on the notes or to take our credit risk as issuer of the notes.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by U.K. resolution authorities.

We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes.

Leveraged Index Return Notes®	TS-4

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Hypothetical Payout Profile and Examples of Payments at Maturity

The graph below is based on hypothetical numbers and values.

Leveraged Index Return Notes®

This graph reflects the returns on the notes, based on a hypothetical Participation Rate of 125.00% (the midpoint of the Participation Rate range of [115.00% to 135.00%]) and the Threshold Value of 80.00% of the Starting Value. The green line reflects the returns on the notes, while the dotted gray line reflects the returns of a direct investment in the securities included in the Basket Components, excluding dividends.

This graph has been prepared for purposes of illustration only.

The following table and examples are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Redemption Amount and total rate of return based on the Starting Value of 100.00, the Threshold Value of 80.00, a hypothetical Participation Rate of 125% and a range of hypothetical Ending Values. The actual amount you receive and the resulting total rate of return will depend on the actual Participation Rate and Ending Value, and whether you hold the notes to maturity. The following examples do not take into account any tax consequences from investing in the notes.

For recent hypothetical historical values of the Basket, see “The Basket” section below. For recent actual levels of the Basket Components, see “The Basket Components” section below. Each Basket Component is a price return index and as such the Ending Value will not include any income generated by dividends paid on the securities included in any of the Basket Components, which you would otherwise be entitled to receive if you invested in those securities directly. In addition, all payments on the notes are subject to issuer credit risk.

Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit	Total Rate of Return on the Notes
0.00	-100.00%	$2.000	-80.00%
50.00	-50.00%	$7.000	-30.00%
70.00	-30.00%	$9.000	-10.00%
80.00(1)	-20.00%	$10.000	0.00%
90.00	-10.00%	$10.000	0.00%
95.00	-5.00%	$10.000	0.00%
97.00	-3.00%	$10.000	0.00%
100.00(2)	0.00%	$10.000	0.00%
102.00	2.00%	$10.250	2.50%
103.00	3.00%	$10.375	3.75%
105.00	5.00%	$10.625	6.25%
110.00	10.00%	$11.250	12.50%
120.00	20.00%	$12.500	25.00%
130.00	30.00%	$13.750	37.50%
150.00	50.00%	$16.250	62.50%
200.00	100.00%	$22.500	125.00%

(1)	This is the Threshold Value.

(2)	The Starting Value will be set to 100.00 on the pricing date.

Leveraged Index Return Notes®	TS-5

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Redemption Amount Calculation Examples:

Example 1
The Ending Value is 50.00, or 50.00% of the Starting Value:
Starting Value: 100.00
Threshold Value: 80.00
Ending Value: 50.00
= $7.00 Redemption Amount per unit

Example 2
The Ending Value is 95.00, or 95.00% of the Starting Value:
Starting Value: 100.00
Threshold Value: 80.00
Ending Value: 95.00

Redemption Amount (per unit)	= $10.00, the principal amount, since the Ending Value is less than the Starting Value but equal to or greater than the Threshold Value

Example 3
The Ending Value is 102.00, or 102.00% of the Starting Value:
Starting Value: 100.00
Threshold Value: 80.00
Ending Value: 102.00
= $10.25 Redemption Amount per unit

Leveraged Index Return Notes®	TS-6

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Risk Factors

There are important differences between the notes and a conventional debt security. An investment in the notes involves significant risks, including those listed below. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections beginning on page PS-9 of product supplement EQUITY LIRN-1 and page S-9 of the Series A MTN prospectus supplement identified above. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes.

Structure-related Risks

▪	Depending on the performance of the Basket as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.

▪	Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.

▪	Changes in the level of one Basket Component may be offset by changes in the levels of the other Basket Components. Due to the different Initial Component Weights, changes in the levels of some Basket Components will have a more substantial impact on the value of the Basket than similar changes in the levels of the other Basket Components.

Issuer-related Risks

▪	Payments on the notes are subject to our credit risk, and any actual or perceived changes in our creditworthiness are expected to affect the value of the notes. If we become insolvent or are unable to pay our obligations, you may lose your entire investment.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this term sheet. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the notes losing all or a part of the value of your investment in the notes or receiving a different security from the notes, which may be worth significantly less than the notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the notes. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the notes. See “Consent to U.K. Bail-in Power” in this term sheet as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Valuation- and Market-related Risks

▪	The estimated value of your notes is based on our internal pricing models. Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. These variables and assumptions are not evaluated or verified on an independent basis and may prove to be inaccurate. Different pricing models and assumptions of different financial institutions could provide valuations for the notes that are different from our estimated value.

▪	The estimated value is based on a number of variables, including volatility, interest rates and our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced in this term sheet may be lower if such estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of your notes is expected to be lower than the public offering price of your notes. This difference is expected as a result of certain factors, such as the inclusion in the public offering price of the underwriting discount, the hedging-related charge, the estimated profit, if any, that we or any of our affiliates expect to earn in connection with structuring the notes, and the estimated cost which we may incur in hedging our obligations under the notes, as further described in “Structuring the Notes” below. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes and lower than the estimated value because the secondary market prices take into consideration the levels at which our debt securities trade in the secondary market, but do not take into account such fees, charges and other amounts.

Leveraged Index Return Notes®	TS-7

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031
▪	The estimated value of the notes will not be a prediction of the prices at which MLPF&S, BofAS or its affiliates, or any of our affiliates or any other third parties may be willing to purchase the notes from you in secondary market transactions. The price at which you may be able to sell your notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar size trades, and may be substantially less than our estimated value of the notes. Any sale prior to the maturity date could result in a substantial loss to you.

▪	A trading market is not expected to develop for the notes. None of us, MLPF&S, BofAS or our respective affiliates is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks

▪	Our business, hedging and trading activities, and those of MLPF&S, BofAS and our respective affiliates (including trades in the securities included in the Basket Components), and any hedging and trading activities we, MLPF&S, BofAS or our respective affiliates engage in for our clients’ accounts, may affect the market value and return of the notes and may create conflicts of interest with you.

▪	There may be potential conflicts of interest involving the calculation agents, which are Barclays and BofAS. We have the right to appoint and remove the calculation agents.

Basket-related Risks

▪	The relevant index sponsor may adjust a Basket Component in a way that affects its level, and the index sponsors have no obligation to consider your interests.

▪	You will have no rights of a holder of the securities included in the Basket Components, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

▪	While we, MLPF&S, BofAS or our respective affiliates may from time to time own the securities included in the Basket Components, except to the extent that the common stock of Barclays PLC is included in the FTSE® 100 Index, we, MLPF&S, BofAS and our respective affiliates do not control the issuers of those securities, and have not verified any disclosure made by any other company.

▪	Your return on the notes and the value of the notes may be affected by exchange rate movements and factors affecting the international securities markets, specifically changes in the countries represented by the Basket Components. In addition, you will not obtain the benefit of any increase in the value of the currencies in which the securities included in the Basket Components trade against the U.S. dollar, which you would have received if you had owned the securities included in the Basket Components during the term of your notes, although the levels of the Basket Components may be adversely affected by general exchange rate movements in the market.

Tax-related Risks

▪	The U.S. federal income tax consequences of an investment in the notes are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as prepaid forward contracts, as described below under “Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the notes, the tax consequences of the ownership and disposition of the notes could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional Risk Factors

An investment in the notes is subject to risks relating to emerging markets.

The equity securities composing the MSCI Emerging Markets Index have been issued by companies based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of

Leveraged Index Return Notes®	TS-8

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

Leveraged Index Return Notes®	TS-9

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Other Terms of the Notes

Market Measure Business Day

The following definition supersedes and replaces the definition of “Market Measure Business Day” set forth in product supplement EQUITY LIRN-1.

A “Market Measure Business Day” means, in respect of a Basket Component, a day on which:

(A)	the Eurex (in the case of the EURO STOXX 50® Index), the São Paulo Stock Exchange and Over-the-Counter Market and the Korea Exchange (in the case of the MSCI Emerging Markets Index), the London Stock Exchange (in the case of the MSCI Emerging Markets Index and the FTSE® 100 Index), the Tokyo Stock Exchange (in the case of the Nikkei Stock Average Index), the SIX Swiss Exchange (in the case of the Swiss Market Index), the Australian Stock Exchange (in the case of the S&P/ASX 200 Index) or the Stock Exchange of Hong Kong Limited (in the case of the MSCI Emerging Markets Index and the FTSE China 50 Index) (or any successor to the foregoing exchanges), as applicable, is open for trading; and

(B)	that Basket Component or any successor thereto is calculated and published.

Leveraged Index Return Notes®	TS-10

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The Basket

The Basket is designed to allow investors to participate in the percentage changes in the levels of the Basket Components from the Starting Value to the Ending Value of the Basket. The Basket Components are described in the section “The Basket Components” below. Each Basket Component will be assigned an initial weight on the pricing date, as set forth in the table below.

For more information on the calculation of the value of the Basket, please see the section entitled “Description of the LIRNs—Basket Market Measures” beginning on page PS-42 of product supplement EQUITY LIRN-1.

If June 12, 2026 were the pricing date, for each Basket Component, the Initial Component Weight, the closing level, the hypothetical Component Ratio and the initial contribution to the Basket value would be as follows:

Basket Component	Bloomberg Symbol	Initial Component Weight	Closing Level(1)(2)	Hypothetical Component Ratio(1)(3)	Initial Basket Value Contribution
EURO STOXX 50® Index	SX5E	32.00%	6,187.63	0.00517161	32.00
MSCI Emerging Markets Index	MXEF	20.00%	1,715.97	0.01165522	20.00
FTSE® 100 Index	UKX	16.00%	10,471.72	0.00152792	16.00
Nikkei Stock Average Index	NKY	16.00%	66,020.04	0.00024235	16.00
Swiss Market Index	SMI	6.00%	13,708.02	0.00043770	6.00
S&P/ASX 200 Index	AS51	6.00%	8,804.037	0.00068151	6.00
FTSE China 50 Index	XIN0I	4.00%	16,093.45	0.00024855	4.00
				Starting Value	100.00

(1)	The actual closing level of each Basket Component and the resulting actual Component Ratios will be determined on the pricing date, subject to adjustment as more fully described in the section entitled “Description of the LIRNs—Basket Market Measures—Determination of the Component Ratio for Each Basket Component” in product supplement EQUITY LIRN-1.

(2)	These were the closing levels of the Basket Components on June 12, 2026.

(3)	Each hypothetical Component Ratio equals the Initial Component Weight of the relevant Basket Component (as a percentage) multiplied by 100, and then divided by the closing level of that Basket Component on June 12, 2026 and rounded to eight decimal places.

The calculation agents will calculate the value of the Basket by summing the products of the closing level for each Basket Component on each calculation day during the Maturity Valuation Period and the Component Ratio applicable to that Basket Component. If a Market Disruption Event or non-Market Measure Business Day occurs as to any Basket Component on any scheduled calculation day, the closing level of that Basket Component will be determined as more fully described in the section entitled “Description of the LIRNs—Basket Market Measures—Ending Value of the Basket” in product supplement EQUITY LIRN-1.

Leveraged Index Return Notes®	TS-11

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

While actual historical information on the Basket will not exist before the pricing date, the following graph sets forth the hypothetical daily historical performance of the Basket from January 1, 2016 through June 12, 2026. The graph is based upon actual daily historical levels of the Basket Components, hypothetical Component Ratios based on the closing levels of the Basket Components as of January 1, 2016 and a Basket value of 100.00 as of that date. This hypothetical historical data on the Basket is not necessarily indicative of the future performance of the Basket or what the value of the notes may be. Any hypothetical historical upward or downward trend in the value of the Basket during any period set forth below is not an indication that the value of the Basket is more or less likely to increase or decrease at any time over the term of the notes.

Hypothetical Historical Performance of the Basket

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Leveraged Index Return Notes®	TS-12

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The Basket Components

All information contained in this term sheet regarding the Basket Components, including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, each of STOXX Limited (“STOXX”) with respect to the EURO STOXX 50® Index (the “SX5E”), MSCI Inc. (“MSCI”) with respect to the MSCI Emerging Markets Index (the “MXEF”), FTSE International Limited (“FTSE”) with respect to the FTSE® 100 Index and the FTSE China 50 Index (the “UKX” and the “XIN0I”, respectively), Nikkei Inc. (“Nikkei”) with respect to the Nikkei Stock Average Index (the “NKY”), the Geneva, Zurich, SIX Group Ltd., certain of its subsidiaries, and the Management Committee of the SIX Swiss Exchange (the “SIX”), with respect to the Swiss Market Index (the “SMI”) and S&P Dow Jones Indices LLC (“S&P”), a division of S&P Global, with respect to the S&P/ASX 200 Index (the “AS51”) (STOXX, FTSE, Nikkei, SIX and S&P together, the “index sponsors”). The index sponsors have no obligation to continue to publish any Basket Component and may discontinue publication of any Basket Component at any time. The consequences of any index sponsor discontinuing publication of a Basket Component are discussed in the section entitled “Description of the LIRNs—Discontinuance of an Index” in product supplement EQUITY LIRN-1. None of us, the calculation agents, MLPF&S or BofAS accepts any responsibility for the calculation, maintenance or publication of any Basket Component or any successor. Neither we nor any agent has independently verified the accuracy or completeness of any information with respect to any of the Basket Components in connection with the offer and sale of the notes.

The EURO STOXX 50® Index

The SX5E is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on the major exchanges of 9 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands and Spain. At any given time, some eligible countries may not be represented in the SX5E. The euro price return version of the SX5E is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the SX5E is composed of the components of the EURO STOXX® Index. For each of the 20 EURO STOXX® Supersector indices, the stocks are ranked in terms of free float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but less than, 60% of the free float market capitalization of each of the 20 EURO STOXX® Supersector indices. If the next highest-ranked brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All current SX5E stocks are then added to the selection list. All the stocks on the selection list are ranked in terms of free float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the SX5E; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor (see “— SX5E Calculation” below) limits the weight of each component stock within the SX5E to a maximum of 10% at the time of each review.

SX5E Maintenance

The composition of the SX5E is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of the SX5E is also reviewed monthly and components that rank 75 or below of the current review month and previous review month are replaced and non-component stocks that rank 25 or above are added.

In addition, changes to country classification are effective as of the next quarterly review. At that time, the SX5E is adjusted accordingly to remain consistent with its country membership rules by deleting the company where necessary.

The SX5E is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect the composition of the SX5E are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

To maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free float factor for each component stock used to calculate the SX5E is reviewed, calculated and implemented on a quarterly basis and is fixed until the next quarterly review.

SX5E Calculation

The SX5E is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of the SX5E can be expressed as follows:

SX5E =	Free float market capitalization of the SX5E
divisor

Leveraged Index Return Notes®	TS-13

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The “free float market capitalization of the SX5E” is equal to the sum of the products, for each component stock, of the price, number of shares, free float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the SX5E as of the time the SX5E is being calculated.

The free float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is of a long-term nature are excluded from the calculation of the SX5E, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

The SX5E is also subject to a divisor, which is adjusted to maintain the continuity of the values of the SX5E despite changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all stock components of the SX5E. The following is a summary of the adjustments to any component stock of the SX5E made for corporate actions and the effect of such adjustment on the divisor of the SX5E, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable). All corporate actions and dividends are implemented at the effective date (ex-date).

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

New adjusted price = closing price on the day before the effective date – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split:

New adjusted price = closing price on the day before the effective date × A / B

New adjusted number of shares = number of shares on the day before the effective date × B / A

Divisor: unchanged

(3) Rights offering (standard rights issue):

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

New adjusted price = (closing price on the day before the effective date × A + subscription price × B) / (A + B)

New adjusted number of shares = number of shares on the day before the effective date × (A + B) / A

Divisor: increases

(4) Rights offerings (highly dilutive rights issue): If the share ratio is greater than or equal to 200% (B / A ≥ 2), a rights offering is considered to be a highly dilutive rights issue (“HDRI”).
Scenario 1: If a HDRI is fully underwritten: it will be implemented as a stand rights issue as described above. Divisor: increases

Scenario 2: Where a HDRI is not fully underwritten and the rights are tradable on the effective date on the same eligible stock exchange as the parent company:

(a) the rights will be included into the indices with a theoretical price on the effective date with the same parameters as the parent company;

Divisor: unchanged on effective date.

(b) the rights will be removed at the close of the day they start to trade based on its closing price;

Leveraged Index Return Notes®	TS-14

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Divisor: decreases after deletion of rights

(c) if the rights issue results into listing of new shares and satisfy the two days notice period criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.

Divisor: increases on the day of share increase

Scenario 3: Where a HDRI is not fully underwritten and the rights are not tradable on the effective date or not tradeable on the effective date on the same eligible stock exchange as the parent company:

(a) the rights will be included into the indices with a theoretical price on the effective date with the same parameters as the parent company;

Divisor: unchanged on effective date

(b) the rights will be removed on the effective date at close, using a price of 0.0000001 in local currency;

Divisor: unchanged

(c) if the rights issue results into listing of new shares and satisfy the two days notice period criteria relating to free float factors and share adjustments under STOXX methodology, then the number of shares will be increased after the new shares have been listed.

Divisor: increases on the day of the share increase

(5) Stock dividend (ordinary):

New adjusted price = closing price on the day before the effective date × A / (A + B)

New adjusted number of shares = number on shares of the day before the effective date × (A + B) / A

Divisor: unchanged

(6) Stock dividend from treasury stock:

Adjusted only if treated as special cash dividends.

New adjusted price = closing price on the day before the effective date – closing price on the day before the effective date × B / (A + B)

Divisor: decreases

(7) Stock dividend from redeemable shares:

Adjusted only if treated as special cash dividend. In such a case, redeemable shares are considered as a separated share line with a fixed price and ordinary shares that are self-tendered on the same effective date.

New adjusted price = closing price on the day before the effective date – closing price on the day before the effective date × B / (A + B)

Divisor: decreases

(8) Stock dividend of another company:

New adjusted price = (closing price on the day before the effective date × A – price of other company × B × (1 – withholding tax if applicable)) / A

Divisor: decreases

(9) Return of capital and share consolidation:

The event will be applied as a combination of cash/special dividend together with a reverse split.

If the return of capital is considered as regular cash dividend, then the treatment under “Split and Reverse Split” above applies.

If the return of capital is considered as special cash dividend, then the treatment under “Special Cash Dividend” and “Split and Reverse Split” above apply accordingly.

New adjusted price = (closing price on the day before the effective date – capital return announced by company × (1–withholding tax if applicable)) × A / B

New adjusted number of shares = number of shares on the day before the effective date × B / A

(10) Repurchase of shares / self-tender:

New adjusted price = ((closing price on the day before the effective date × number of shares on the day before the effective date) – (tender price × number of tendered shares)) / New adjusted number of shares

New adjusted number of shares = number of shares on the day before the effective date – number of tendered shares

Divisor: decreases

Leveraged Index Return Notes®	TS-15

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031
Divisor: decreases

(11) Spin-off:

Adjusted price of the parent company = (closing price on the day before the effective date × A – price of spun-off shares × B) / A

New number of shares for the spun-off company = number of shares on the day before the effective date of the parent company × B / A

Divisor: unchanged on effective date

(12) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new adjusted number of shares” formulae need to be divided by A:

Scenario 1: If rights are applicable after stock distribution (one action applicable to other):

New adjusted price = (closing price on the day before the effective date × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New adjusted number of shares = number of shares on the day before the effective date × ((A + B) × (1 + C / A)) / A

Divisor: increases

Scenario 2: If stock distribution is applicable after rights (one action applicable to other):

New adjusted price = (closing price on the day before the effective date × A + subscription price × C) /((A + C) × (1 + B / A))

New adjusted number of shares = number of shares on the day before the effective date × ((A + C) × (1 + B / A))

Divisor: increases

Scenario 3: Stock distribution and rights (neither action is applicable to the other):

New adjusted price = (closing price on the day before the effective date × A + subscription price × C) / (A + B + C)

New adjusted number of shares = number of shares on the day before the effective date × (A + B + C) / A

Divisor: increases

(13) Addition / deletion of a company:

No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

If the change in market capitalization between added and deleted companies of the SX5E increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

(14) Free float and shares changes:

No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

If the change in market capitalization of the SX5E increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

Leveraged Index Return Notes®	TS-16

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The following graph shows the daily historical performance of the SX5E in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the SX5E was 6,187.63.

Historical Performance of the SX5E

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This historical data on the SX5E is not necessarily indicative of the future performance of the SX5E or what the value of the notes may be. Any historical upward or downward trend in the level of the SX5E during any period set forth above is not an indication that the level of the SX5E is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the SX5E.

License Agreement

We have entered into a non-exclusive license agreement with STOXX whereby we, in exchange for a fee, are permitted to use the SX5E in connection with certain securities, including the notes. STOXX and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of indices and the related trademarks for use in connection with certain securities.

STOXX and its Licensors do not:

•	sponsor, endorse, sell or promote the notes;

•	recommend that any person invest in the notes or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

•	have any responsibility or liability for the administration, management or marketing of the notes; or

•	consider the needs of the notes or the owners of the notes in determining, composing or calculating the SX5E or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the notes. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

Leveraged Index Return Notes®	TS-17

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031
•	the results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the SX5E and the data included in the SX5E;

•	the accuracy or completeness of the SX5E and its data; or

•	the merchantability and the fitness for a particular purpose or use of the SX5E and its data;

•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the SX5E or its data; and

•	Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between us and STOXX is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

Leveraged Index Return Notes®	TS-18

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

MSCI Emerging Markets Index

The MXEF is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. The MXEF currently consists of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. As of June 2018, the MXEF includes shares traded on mainland Chinese exchanges, referred to as A-shares. The MXEF covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MXEF is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices, including the MXEF, are constructed and maintained at an individual market level. MSCI undertakes an index construction process that involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; and (iv) applying index continuity rules for the Standard Index (as defined below).

Defining the Equity Universe for the Relevant Market

(i)	Identifying Eligible Equity Securities: All listed equity securities, including real estate investment trusts and certain income trusts listed in Canada, are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Stapled securities are considered eligible if each of the underlying components exhibit characteristics of equity securities.

(ii)	Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as a developed market (“DM”), emerging market (“EM”) or frontier market. Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. The global investable equity universe is the aggregation of all market investable equity universes.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

a.	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

b.	Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

c.	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive business days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region and (iii) foreign listing in a different geographical region.

Leveraged Index Return Notes®	TS-19

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

d.	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

e.	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of an index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary/secondary offerings of non-index constituents are not subject to this requirement and may be included in a market investable equity universe and the Standard Index outside of an index review.

f.	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

g.	Financial Reporting Requirement: This investability screen is applied at the company level. Companies classified as belonging to the United States must file a Form 10-K/10-Q to be eligible for inclusion in the United States investable equity universe.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices (each, a “Size Segment Index”), with the following free float-adjusted market capitalization market coverage target ranges:

(i)	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

(ii)	Standard Index (Large + Mid): 85% ± 5%

(iii)	Large Cap Index: 70% ± 5%

(iv)	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

(v)	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements (which includes minimum free float market capitalization requirements, minimum foreign room requirements, and exclusions for securities that exhibit extreme price increases).

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If, after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization among the securities included in the market investable equity universe are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At

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subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.5, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indices, the GICS®. The GICS® entails four levels of classification: (i) sector; (ii) industry groups; (iii) industries; and (iv) sub-industries. Under the GICS®, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS®. The GICS® classification of each security is used by MSCI to construct additional indices.

Constructing and Calculating the Individual Global Investable Market Indices

After companies are allocated to their respective size segments and securities are reviewed for complying with the final size-segment requirements, the final list of constituents for each Size Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more market indices can be combined to form composite indices. Market indices can be grouped either on the basis of market classification definition, geographical regions, economic regions or other criteria.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices and index stability and low index turnover.

In particular, index maintenance involves semi-annual index reviews in May and November and quarterly index reviews in February and August. Semi-annual index reviews include updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”). Quarterly index reviews include adding significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the semi-annual index reviews; and reflecting the impact of significant market events on FIFs and updating NOS.

In addition, ongoing event-related changes to the indices are made as the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

MXEF Calculation

The MXEF is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Treatment of Investment Sanctions Related to U.S. Executive Order 13959

The U.S. Executive Order 13959 dated November 12, 2020 which prohibits transactions by U.S. persons in certain Chinese companies (the “Order”), along with clarification from the Office of Foreign Assets Control (“OFAC”), results in the deletion from/non-inclusion in the MXEF of relevant impacted securities.

On January 5, 8 and 26, 2021, the Index sponsor deleted securities impacted by the Order from the MXEF. Following the amendment of the Order on June 3, 2021, OFAC has published the Non-SDN Chinese Military-Industrial Complex Companies List (the “NS-CMIC List”) and related security tickers. MSCI deleted the securities included in OFAC’s NS-CMIC List from the MXEF as of the close of July 26, 2021.

MSCI continues to monitor for updates to the NS-CMIC List and related security tickers impacted by the Order. Furthermore, securities that are not included in the NS-CMIC List but belong to the same issuer as a security already included in the NS-CMIC List will also be considered impacted by the Order.

Securities impacted by the Order are considered to be ineligible for inclusion in the MXEF. Securities that are impacted by the Order that are assigned to a size segment will have an adjustment factor of 0 applied and hence will not be included in the relevant Size Segment Indices. Existing index constituents impacted by the Order will be deleted from the MXEF. At the time of their deletion from the MXEF, the securities will be retained in their existing size segment and will continue to be included in the market investable equity universe.

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Leveraged Index Return Notes®
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The following graph shows the daily historical performance of the MXEF in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the MXEF was 1,715.97.

Historical Performance of the MXEF

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This historical data on the MXEF is not necessarily indicative of the future performance of the MXEF or what the value of the notes may be. Any historical upward or downward trend in the level of the MXEF during any period set forth above is not an indication that the level of the MXEF is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the MXEF.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

“The notes are not sponsored, endorsed, sold or promoted by MSCI, any affiliate of MSCI or any other party involved in, or related to, making or compiling any MSCI Index. The MSCI Indices are the exclusive property of MSCI. MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by royal bank of Canada and its affiliates. Neither MSCI, any of its affiliates nor any other party involved in, or related to, making or compiling the any MSCI Index makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in financial securities generally or in the notes particularly or the ability of the MXEF to track corresponding stock market performance. MSCI or its affiliates are the licensors of certain trademarks, service marks and trade names and of the MXEF which are determined, composed and calculated by MSCI without regard to the notes or the issuer or owner of the notes. Neither MSCI, any of its affiliates nor any other party involved in, or related to, making or compiling MXEF has any obligation to take the needs of the issuers or owners of the notes into consideration in determining, composing or calculating the MSCI Indices. Neither MSCI, its affiliates nor any other party involved in, or related to, making or compiling any MXEF is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are redeemable for cash. Neither MSCI, any of its affiliates nor any other party involved in, or related to, the making or compiling the MXEF has any obligation or liability to the owners of the notes in connection with the administration, marketing or offering of the notes.

Although MSCI shall obtain information for inclusion in or for use in the calculation of the MXEF from sources which MSCI considers reliable, neither MSCI, any of its affiliates nor any other party involved in, or related to making or compiling the MXEF warrants or guarantees the originality, accuracy and/or the completeness of the MXEF or any data included therein. Neither MSCI, any of its affiliates nor any other party involved in, or related to, making or compiling the MXEF makes any warranty, express or implied, as to results to be obtained by licensee, licensee’s customers or counterparties, issuers of the notes, owners of the notes, or any other

Leveraged Index Return Notes®	TS-22

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person or entity, from the use of the MXEF or any data included therein in connection with the rights licensed hereunder or for any other use. Neither MSCI, any of its affiliates nor any other party involved in, or related to, making or compiling the MXEF shall have any liability for any errors, omissions or interruptions of or in connection with the MXEF or any data included therein. Further, neither MSCI, any of its affiliates nor any other party involved in, or related to, making or compiling the MXEF makes any express or implied warranties of any kind, and MSCI, any of its affiliates and any other party involved in, or related to making or compiling the MXEF hereby expressly disclaim all warranties of merchantability or fitness for a particular purpose, with respect to the MXEF and any data included therein. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any other party involved in, or related to, making or compiling any MSCI Index have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark rights to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.”

Leveraged Index Return Notes®	TS-23

Leveraged Index Return Notes®
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The FTSE® 100 Index

The UKX is an index calculated, published and disseminated by FTSE, a wholly owned subsidiary of London Stock Exchange Group plc (the “LSEG”). The UKX measures the composite price performance of the 100 largest U.K. companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the UKX began in January 1984. The UKX is reported by Bloomberg L.P. under the ticker symbol “UKX.”

Composition of the UKX

The 100 stocks included in the UKX (the “FTSE Underlying Stocks”) are selected from a reference group of stocks of U.K. companies trading on the LSE that are selected by excluding certain stocks that have low liquidity, free float or price reliability or a low percentage of voting rights in the hands of unrestricted shareholders. To determine the index membership, all companies with eligible securities are ranked by their full market capitalization (i.e., before the application of any investability weightings). Only the listed equity shares of a company are included in the calculation of its market capitalization. Where a company has two or more classes of listed equity shares, the secondary lines are included in the calculation of the market capitalization of the company, based on the market price of that secondary line. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value.

A company will be considered a U.K. company if it is U.K. incorporated, has its sole listing in the U.K. and its securities have a minimum free float of 10%. If a company is not incorporated in the U.K., the company will be eligible to be considered a U.K. company if it publicly acknowledges adherence to the principles of the U.K. Corporate Governance Code, pre-emption rights and the U.K. Takeover Code, as far as practicable, and its securities have a minimum free float of 25%. A company will be allocated to a single country. Where the company has a dual class structure, the minimum free float will be calculated at individual security level.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review.

The UKX is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the UKX and ensures that constituent changes and index calculations are made in accordance with the ground rules of the UKX. The UKX is reviewed on a quarterly basis in March, June, September and December. Each review is based on data at the end of day on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e., effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the UKX if such stock is delisted, ceases to have a firm quotation or its issuer is subject to a takeover offer that has been declared unconditional with bidders’ shareholding reaching at least 75% and irrevocably accepted for payment (the minimum required to approve the cancellation of a listing on the London Stock Exchange), or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the UKX. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the UKX. Where a greater number of companies qualify to be inserted in the UKX than those qualifying to be deleted, the lowest ranking constituents presently included in the UKX will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the UKX will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the UKX but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the UKX

The UKX is an arithmetic weighted index where the weights are the market capitalization of each company. The UKX is calculated by summing the free float-adjusted market values (or capitalizations) of all companies within the UKX divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the index constituents divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the index constituents. In order to prevent discontinuities in the UKX in the event of a corporate action or change in constituents, it is necessary to make an adjustment to the prices used to calculate the UKX to ensure that the change in the UKX between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. This ensures that the values of the UKX remain comparable over time and that changes in the level of the UKX properly reflect the change in value of a portfolio of index constituents with weights the same as in the UKX.

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Corporate Events Affecting the UKX

FTSE applies corporate actions to the UKX on a daily basis. FTSE has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE in a manner consistent with its statement of general principles.

In addition, FTSE has established guidance for the treatment of corporation actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE’s actions in all circumstances. FTSE reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

Leveraged Index Return Notes®	TS-25

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The following graph shows the daily historical performance of the UKX in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the UKX was 10,471.72.

Historical Performance of the UKX

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This historical data on the UKX is not necessarily indicative of the future performance of the UKX or what the value of the notes may be. Any historical upward or downward trend in the level of the UKX during any period set forth above is not an indication that the level of the UKX is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the UKX.

License Agreement

We have entered into a non-exclusive license agreement with FTSE whereby we, in exchange for a fee, are permitted to use the UKX in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE; the only relationship between FTSE and us is any licensing of the use of FTSE’s indices and trademarks relating to them.

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as (i) to the results to be obtained from the use of the UKX, (ii) the figure at which the UKX stands at any particular time on the particular day or otherwise, or (iii) the suitability of the UKX for the purpose to which it is being put in connection with the notes. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the UKX to Barclays Bank PLC or to its clients. The UKX is calculated by FTSE or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the UKX or (b) be under any obligation to advise any person of any error therein.

“FTSE®,” “FT-SE®” and “Footsie®” are trademarks of LSEG and are used by FTSE under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE.

Leveraged Index Return Notes®	TS-26

Leveraged Index Return Notes®
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The Nikkei Stock Average Index

The NKY, also known as the Nikkei 225 Index, is a stock index that measures the composite price performance of selected Japanese stocks. The NKY is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the NKY. The NKY is reported by Bloomberg L.P. under the ticker symbol “NKY.”

All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the NKY) be included in the NKY.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed semi-annually (the “periodic review”) in accordance with the following rules with base dates at the end of January and July, and results of the review become effective on the first trading day of April and October, respectively. The maximum number of Nikkei Underlying Stocks that can be affected is three, excluding any Nikkei Underlying Stock affected by corporate reorganization near the time of periodic review. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE Prime Market. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by trading value (defined as (high price/low price)/trading value) in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others, and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Communications;

•	Financials — Banks, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Materials — Mining, Textiles & Apparel, Paper & Pulp, Chemicals, Petroleum, Rubber, Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks that meet the following criteria will be deleted from the NKY: designation as “securities to be delisted” or “securities on alert,” delisting due to corporate restructuring such as merger, share exchange or share transfer, or transfer to a market other than the TSE Prime Market.

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A constituent designated as a “security under supervision” remains a constituent at the time of designation. However, Nikkei may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g. the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted from the NKY as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the NKY may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

Calculation of the NKY

The NKY is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “PAF”) (or the capped price adjustment factor in the case of a Nikkei Underlying Stock to which a capping ratio is applied as described below), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the NKY are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the NKY is calculated every five seconds.

The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated semi-annually on the base dates at the end of January and July. If the average daily trading value of a stock to be added is relatively low compared with its expected weight, the stock may be added with a PAF which is one-half (rounded up to the nearest 0.1) of the value set by the method described in the above. In this case, the PAF of that stock will in principle be raised to the planned value at the next periodic review.

Effective October 2022, if the weight of any Nikkei Underlying Stock exceeds a certain threshold (“weight cap threshold”) on the base date of a periodic review, a capping ratio will be applied to decrease the weight of such constituent. The weight cap threshold for any Nikkei Underlying Stock is (i) 12% as of the October 2022 periodic review, (ii) 11% as of the October 2023 periodic review and (iii) 10% as of the October 2024 periodic review. For any Nikkei Underlying Stock to which a capping ratio is applied, the price of such constituent is adjusted by a capped price adjustment factor (“CPAF”), which is equal to (i) the capping ratio multiplied by (ii) the PAF.

If, on the base date of a periodic review, the weight of any Nikkei Underlying Stock exceeds the weight cap threshold and a capping ratio does not already apply to that Nikkei Underlying Stock, a capping ratio of 0.9 is applied on the effective date of the periodic review. If a capping ratio already applies to any Nikkei Underlying Stock, the capping ratio will be decreased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF. If, on the base date of a periodic change, the weight of a Nikkei Underlying Stock to which a capping ratio is applied is below 5%, the capping ratio will be increased in increments of 0.1 on the effective date of the periodic review until there is a change in the CPAF; however, the capping ratio will be canceled if it increases to 1.0. When a Nikkei Underlying Stock to which a capping ratio is applied effects a large-scale stock split or reverse split and the PAF is adjusted by the ratio of the split or reverse split, the capping ratio may be revised as necessary to ensure that the new CPAF does not change the weight of that Nikkei Underlying Stock.

In order to maintain continuity of the NKY in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the NKY is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the NKY. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new divisor (i.e., the level of the NKY immediately after such change) will equal the level of the NKY immediately prior to the change.

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In the event of a spin-off from a Nikkei Underlying Stock, when shares of the spun-off company are distributed to shareholders of that Nikkei Underlying Stock and the spun-off company will be listed, the spun-off company is temporarily incorporated into the calculation of the level of the NKY between the spin-off ex-date and the listing date based upon the offering or reference price submitted by the listing sponsor. On the business day after the listing date, the spun-off company is excluded from the calculation of the level of the NKY and the divisor is adjusted to maintain index continuity.

Leveraged Index Return Notes®	TS-29

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The following graph shows the daily historical performance of the NKY in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the NKY was 66,020.04.

Historical Performance of the NKY

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This historical data on the NKY is not necessarily indicative of the future performance of the NKY or what the value of the notes may be. Any historical upward or downward trend in the level of the NKY during any period set forth above is not an indication that the level of the NKY is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the NKY.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nikkei, whereby we, in exchange for a fee, will be permitted to use the NKY in connection with such securities. We are not affiliated with Nikkei; the only relationship between Nikkei and us is any licensing of the use of the Nikkei’s indices and trademarks relating to them.

The copyright relating to the NKY and intellectual property rights as to the indications for “Nikkei,” “Nikkei Stock Average” and “Nikkei 225” and any other rights shall belong to Nikkei. Nikkei will be entitled to change the details of the NKY and to suspend the announcement thereof. All the businesses and implementation relating to our license agreement with Nikkei will be conducted exclusively at our risk, and Nikkei assumes no obligation or responsibility therefor.

The notes are not sponsored, endorsed, sold, or promoted by Nikkei, and Nikkei makes no representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the NKY and/or the levels at which the NKY stands at any particular time on any particular date or otherwise. Nikkei will not be liable (whether in negligence or otherwise) to any person for any error in the NKY, and Nikkei is under no obligation to advise any person of any error therein. Nikkei is making no representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with the notes.

Leveraged Index Return Notes®	TS-30

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The Swiss Market Index

The SMI is a free float-adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI was standardized on June 30, 1988 with an initial baseline value of 1,500 points. The SMI is reported by Bloomberg L.P. under the ticker symbol “SMI.”

Composition of the SMI

The SMI is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index (“SPI®”). The SMI represents more than 75% of the free float market capitalization of the Swiss equity market.

The SMI is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

•	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI®).

The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and yield the weighted market share. A security is excluded from the SMI if it ranked 23 or lower in the selection list. To reduce fluctuations in the SMI, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached. Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange, need to fulfill additional liquidity criteria in order to be selectable for the SMI. For this purpose, all components of the SPI® are ranked based on their cumulated order book turnover over the past 12 months relative to the total turnover of the index universe. For this list, only turnovers of stock exchanges are considered where the instrument is primary listed. Such an instrument with several primary listings must rank among the first 18 components on the order book turnover list in order to be selectable for the SMI. Such an instrument is excluded from the SMI once it reaches 23 or lower.

Standards for Admission and Exclusion

To ensure that the composition of the SMI maintains a high level of continuity, the stocks contained within it are subject to a special admission and exclusion procedure. This is based on the criteria of free float market capitalization and liquidity. The index-basket adjustments which arise from this procedure are, as a rule, made once per year.

The securities included in the SMI are weighted according to their free float. The free float is calculated only for shares with voting rights. This means that large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who according to publicly known facts, have a long-term interest in a company.

The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed, wholly or partially paid in and documented in the Commercial Registry. Neither conditional nor approved capital is counted as issued and outstanding equity capital. The free float is calculated on the basis of listed shares only. Where a company has different categories of listed participation rights, these are considered separately for the free float calculation.

Exceptions

The positions in a security held by institutions of the following kind are deemed free floating:

•	custodian nominees

•	trustee companies

•	investment funds

•	pension funds

•	investment companies

Leveraged Index Return Notes®	TS-31

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. An extraordinary corporate action has an ex-date, but its effect can usually not be calculated by a generic predefined formula. In most cases, an extraordinary corporate action leads to a new listing or delisting and subsequently there is a change in the composition of the SMI and in the component weights of the composition of the SMI.

Newly listed instruments that fulfill the selection rules of the SMI, are extraordinarily included in the SMI on their second trading day and the SMI is adjusted with the free float market capitalization at the close of the first trading day. The extraordinary inclusion of a newly listed instrument in the SMI can lead to an extraordinary replacement of an existing index component. Extraordinary inclusions are usually implemented after a notification period of 5 trading days. The adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI in three equal stages. This is achieved by the gradual increase of the number of shares or the free float factor over three trading days starting on the second trading day.

In case of a planned delisting, the exclusion of an index component is made, if possible, on the next ordinary index review date on the third Friday of March, June, September or December. However, if the delisting would be effective before the ordinary index review, the component is excluded from the SMI on the effective date of the delisting. If the index component no longer meets the criteria for remaining in the SMI due to a pending acquisition, it may be removed ahead of time. If a component is excluded from the SMI outside of the ordinary index review, it is replaced by the best-ranked candidate on the selection list that is not yet part composition of the SMI in order to maintain a stable number of components within the SMI. Extraordinary exclusions and respective additions are implemented after a notification period of usually 5 trading days. Adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

Extraordinary inclusions in the SMI take place if the selection rules for the SMI are fulfilled after a three-month period. This occurs on a quarterly basis after the close of trading on the third Friday of March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of November	March
5 trading days prior to the end of February	June
5 trading days prior to the end of May	September
5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI outside of the accepted admission period as long as it clearly fulfills the selection rules for the SMI. For the same reasons, a component can be excluded if the requirements for admission to the SMI are no longer fulfilled.

Calculation of the SMI

The SMI is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The formula for calculating the level of the SMI can be expressed as follows:

Index Level =	free float market capitalization of the SMI
divisor

Leveraged Index Return Notes®	TS-32

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The “free float market capitalization of the SMI” is equal to the sum of the products, for each component, of the last-paid price, number of shares, free float factor, capping factor and, if applicable, the current Swiss franc exchange rate as of the time the SMI is being calculated.

The divisor is a technical number used to calculate the SMI. If the market capitalization changes due to a corporate event, the divisor changes while the index level remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI, the last available price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI is first calculated two minutes after the start of on order book trading. This index level is called the “open.” A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI are established.

Component Weighting

The SMI is weighted by the free float market capitalization of its components. The number of shares and the free float factor are reviewed on a quarterly basis. In the same context, each component of the SMI with a free float market capitalization larger than 18% of the total market capitalization of the SMI is capped to that weight of 18%.

Additionally, the components of the SMI are capped to 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates, bonus certificates), it is possible that one issuer is represented in the SMI with more than one instrument. In this case, the free float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free float market capitalization of those instruments.

Leveraged Index Return Notes®	TS-33

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The following graph shows the daily historical performance of the SMI in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the SMI was 13,708.02.

Historical Performance of the SMI

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This historical data on the SMI is not necessarily indicative of the future performance of the SMI or what the value of the notes may be. Any historical upward or downward trend in the level of the SMI during any period set forth above is not an indication that the level of the SMI is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the SMI.

License Agreement

SIX Swiss Exchange Ltd has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SIX Swiss Exchange Ltd permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We have entered into a non-exclusive license agreement with the SIX Swiss Exchange Ltd whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the notes. We are not affiliated with the SIX Swiss Exchange Ltd; the only relationship between the SIX Swiss Exchange Ltd and us is any licensing of the use of the SMI and trademarks relating to them.

Any transactions specified or described in this term sheet are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange Ltd and the SIX Swiss Exchange Ltd makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular day or otherwise. However, the SIX Swiss Exchange Ltd shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the SIX Swiss Exchange Ltd shall not be under any obligation to advise any person of any error therein.

SIX Group, SIX Swiss Exchange Ltd, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Swiss Exchange Ltd. Their use is subject to a license.

Leveraged Index Return Notes®	TS-34

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The S&P/ASX 200 Index

The AS51 is designed to be the primary gauge for the Australian equity market, and it is recognized as an investable benchmark in Australia. The AS51 measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization. The AS51 is reported by Bloomberg L.P. under the ticker symbol “AS51.”

Composition of the AS51

The AS51 weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions.

Eligibility Criteria

The AS51 constituents are drawn from the universe of ordinary and preferred equity stocks listed on ASX. The criteria for index additions include, but are not limited to:

•	Listing. Only securities listed on the ASX are considered for inclusion in the AS51;

•	Domicile. Both domestic and foreign-domiciled entities are eligible for inclusion in the AS51. Foreign-domiciled securities may be subject to specialized treatment due to the date reporting conventions of certain foreign securities listed on the ASX. Such action is necessary in order to ensure the AS51 remains representative of the Australian market while limiting constituent turnover and reducing index volatility.

A company is considered to be domestic if:

•	The company is incorporated in Australia and traded on the ASX; or

•	The company is incorporated overseas but has an exclusive listing on the ASX; or

•	The company is incorporated overseas and is traded on the other overseas markets, but most of the trading activity occurs on the ASX.

Generally, a foreign-domiciled company is a company that is:

•	Incorporated overseas; and/or

•	Listed on one or more overseas markets; and

•	Has the majority of its trading activity occurring on an overseas exchange.

When determining the domestic or foreign-domicile classification, the value and volume of shares traded on the ASX relative to any overseas market listings, are reviewed across various time periods of up to 12 months. Changes in classification will typically be made in cases where there is a clear and sustained majority of trading (60% or more) on the ASX relative to other overseas market listings, or vice versa. Any changes in classification as a result of a merger or acquisition are reviewed on case-by-case basis.

•	Eligible Securities. To be eligible, all common and equity preferred stocks (which are not of a fixed income nature) must be classified by GICS. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies and listed investment trusts that invest in a portfolio of securities are not eligible. Equity and mortgage REITs are eligible for inclusion. Companies that are currently the target of an acquisition are ineligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last three months. The ASX stock price history (last three months, adjusted for price-adjusting corporate actions), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX-listed securities; and

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the AS51. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Leveraged Index Return Notes®	TS-35

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Where:

•	Stock Median Liquidity is the median daily value traded on the ASX for each stock divided by the average float/index weight-adjusted market capitalization for the previous three months; and

•	Market Liquidity is calculated using the market capitalization-weighted average of the stock median liquidities of the 500 companies in the All Ordinaries index, an index that includes nearly all ordinary shares listed on the ASX.

Stocks must have a minimum Relative Liquidity of 50% to be included in the AS51.

Rebalancing. Rebalancing of the AS51 occurs on a regular basis. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the second to last Friday of the month prior to the rebalancing.

Frequency. The AS51 constituents are rebalanced quarterly, effective after the market close on the third Friday of March, June, September and December.

Selection Buffers. The AS51 applies selection buffers by rank for both additions and deletions. If a non-constituent ranks higher than the buffer specified below at a given review, the non-constituent is added to the AS51 in place of the existing constituent. Similarly, if a constituent falls outside the buffer rule, the constituent is removed from the AS51.

Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the index committee to arrive at any potential constituent changes to the AS51. However, the index committee has complete discretion to bypass these rules when circumstances warrant.

Intra-Rebalancing Additions/Deletions. Between rebalancing dates, an addition to the AS51 is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. The reference date used to determine the index replacement is determined on a case by case basis and taken closer to the time of the event that triggered the vacancy. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the AS51 will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the AS51 at the closing price of the security on the deletion date for cash-only offers. Otherwise the best available price in the market is used.

Initial Public Offerings (IPOs). An initial public offering or direct listing is added to the AS51 only when an appropriate vacancy occurs or due to a rebalance and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. Available price and value traded data as of the reference date is used to determine eligibility for IPOs and direct listings.

Share Updates. The share count for all AS51 constituents are reviewed quarterly and are rounded to the nearest thousand (‘000).

Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will take place only when the three-month average of CHESS Depositary Interests (“CDIs”) or the total securities held in the Australian branch of issuer sponsored register (where supplied) and in CHESS, on the rebalancing reference date, differs from the current number of shares used by 5% or more.

Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Calculation of the AS51

The AS51 is calculated using a base-weighted aggregate methodology so that the level of the AS51 reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

IWFs. A stock’s weight in the AS51 is determined by the float-adjusted market capitalization of the stock. The number of shares outstanding is reduced to exclude closely held shares from the calculation of the AS51 because such shares are not available to

Leveraged Index Return Notes®	TS-36

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

investors. The AS51 calculates an IWF, which is the percentage of total shares outstanding that are included in the calculation of the AS51. A company must have a minimum IWF of 0.15 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership. The IWF for foreign-domiciled securities in the AS51 is typically set to 1. IWFs are reviewed annually as part of the September quarterly rebalancing. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update.

On any given day, the AS51 value is the quotient of the total available market capitalization of its constituents and its divisor. The key to index maintenance is the adjustment of the divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events or other non-market driven actions. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the AS51 – should not change the level of the AS51. Any change to the stocks in the AS51 that alters the total market value of the AS51 while holding stock prices constant will require a divisor adjustment.

Index Governance

The AS51 is maintained by the S&P/ASX index committee. S&P chairs the index committee, which is comprised of five voting members representing both S&P and the ASX.

The S&P/ASX index committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the AS51 to the market, companies that are being considered as candidates for addition to the AS51 and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index committee of the AS51 reserves the right to make exceptions when applying the methodology if the need arises. At least once within any twelve-month period, they review the methodology to ensure that the AS51 continues to achieve the stated objectives and that the data and methodology remain effective.

Leveraged Index Return Notes®	TS-37

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The following graph shows the daily historical performance of the AS51 in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the AS51 was 8,804.037.

Historical Performance of the AS51

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This historical data on the AS51 is not necessarily indicative of the future performance of the AS51 or what the value of the notes may be. Any historical upward or downward trend in the level of the AS51 during any period set forth above is not an indication that the level of the AS51 is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the AS51.

License Agreement

The AS51 is a product of S&P. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”). ASX is a registered trademark of ASX Operations Pty Limited (“ASX”). These trademarks have been licensed to S&P and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes.

The notes are not sponsored, endorsed, sold or promoted by S&P, SPFS, ASX, or any of their respective affiliates (collectively, “S&P and ASX”). S&P and ASX do not make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the AS51 to track general market performance. S&P’s and ASX’s only relationship to Barclays Bank PLC with respect to the AS51 is the licensing of the AS51 and certain trademarks, service marks and/or trade names of S&P and ASX and/or their licensors. The AS51 is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the notes. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the AS51. S&P and ASX are not responsible for and has not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash, surrendered or redeemed, as the case may be. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the AS51 will accurately track the performance of the index or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within the AS51 is not a recommendation by S&P or ASX to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P AND ASX DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE AS51 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P AND ASX SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS

Leveraged Index Return Notes®	TS-38

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE notes, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE AS51 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P OR ASX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

Leveraged Index Return Notes®	TS-39

Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

The FTSE China 50 Index

The XIN0I is designed to represent the performance of the Chinese companies that are listed on the Stock Exchange of Hong Kong Limited (the “HKSE”). The XIN0I is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Composition of the XIN0I

The XIN0I is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chip” shares), listed and trading on the HKSE. “H” shares are securities of companies incorporated in mainland China and traded on the HKSE. “Red Chip” shares are securities of companies incorporated outside mainland China that trade on the HKSE and that which are substantially owned directly or indirectly by mainland Chinese state entities and with the majority of their revenue or assets derived from mainland China. “P Chip” shares are securities of companies (other than a Red Chip company) incorporated outside mainland China that trade on the HKSE, with establishment and origins that demonstrate strong connections to the People’s Republic of China and with a majority of their revenue or assets derived from the People’s Republic of China.

Inclusion Criteria

Security Inclusion Criteria. Currently, only H shares, P Chip shares and Red Chip shares are eligible for inclusion in the XIN0I. Each constituent must also be a constituent of the FTSE All-World Index, a market capitalization-weighted index representing the performance of large- and mid-capitalization developed and emerging markets stocks covering 90-95% of the investable market capitalization globally. Non-constituent P Chip shares whose associated “N” shares are already included in the FTSE All-World Index will be eligible for inclusion in the XIN0I at the next quarterly review after a minimum 3-month trading period, subject to satisfying all other FTSE All-World Index eligibility criteria. “N” shares are securities of companies incorporated inside or outside of the People’s Republic of China and traded on the New York Stock Exchange or The Nasdaq Stock Market, but controlled by mainland Chinese companies and individuals, with a majority of their revenue or assets derived from mainland China.

Company Inclusion Criteria. The following are considered ineligible for inclusion in the XIN0I:

•	companies whose business is that of holding equity and other investments (e.g., investment trusts); and

•	limited liability partnerships (LLP), limited partnerships (LP), master limited partnerships (MLP), limited liability companies (LLC) and business development companies (BDC)

Where a stapled unit comprises an eligible security and a non-eligible security (such as non-equity or an investment trust structure), the unit will not be eligible for inclusion.

Screens Applied to Eligible Securities

Securities are screened based on investability, liquidity and trading history according to the following criteria:

Investability. Constituents of the XIN0I are adjusted for free float and foreign ownership limits. Free float is calculated using available published information rounded to 12 decimal places. Companies with a free float of 5% or below are excluded from the XIN0I, except where the investable market capitalization of the security exceeds 10 times the FTSE Global Equity Index Series China regional inclusion percentage level, which is currently 0.10%. The restrictions placed on the equity holdings of foreigners in a company where these have been imposed by a government, regulatory authority or the company’s constitution are also considered. In addition, FTSE considers company’s “foreign headroom,” defined as the percentage of shares available to foreign investors as a proportion of the company’s foreign ownership limit (“FOL”), i.e. (FOL – foreign holdings)/FOL.

Liquidity Screen. Each security will be tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

Trading Screen. Existing and non-constituent securities, which have not traded on 60 or more trading days during the past year (up to and including the review cut-off date), will not be eligible for index inclusion. Regular/ad-hoc market holidays and unscheduled market closures will not count towards the total; otherwise, the reason(s) for a security’s non-trading will not be considered. All standard trading days will be incorporated within the calculation (Friday and Sundays as appropriate). Ad-hoc non-standard trading days will not be

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Linked to an International Equity Index Basket, due July , 2031

incorporated within the calculation. If a security does not have a full year of trading, the 60 day period will be pro-rated according to the number of available trading days passed since its listing. Where a pro-rata calculation is necessary, the number of available trading days on the underlying market during the previous year up to and including the review cut-off date will be used as the basis of the calculation. A security that has been removed from the XIN0I as a result of this screen will only be re-considered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility, it will be treated as a new issue.

The XIN0I is subject to the oversight of an advisory committee, the “FTSE Russell Asia Pacific Regional Equity Advisory Committee.” The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the periodic review of the XIN0I ground rules and for considering changes of the ground rules.

Calculation of the XIN0I

The XIN0I is calculated by FTSE using a free float index calculation methodology. The XIN0I is calculated using the following formula:

where “N” is the number of securities in the XIN0I, “pi” is the latest trade price of the component security “i,” “ei” is the exchange rate required to convert the security’s home currency into the XIN0I’s base currency, “si” is the number of shares of the security in issue, “f” is the free float factor published by FTSE, to be applied to such security to allow amendments to its weighting, “ci” is the capping factor published by FTSE at the most recent quarterly review of the XIN0I, and “d” is the divisor, a figure that represents the total issued share capital of the XIN0I at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the XIN0I. The capping factor serves to limit the weight of any individual company to no more than 9% of the XIN0I and to limit the aggregate weight of all companies that have a weight greater than 4.5% to no more than 38% of the XIN0I.

The XIN0I uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. FTSE excludes from free floating shares: (i) shares held by public companies or by non-listed subsidiaries of public companies; (ii) shares held by directors, senior executives and managers of the company and/or their families, direct relations or affiliated companies; (iii) shares held within employee share plans; (iv) government holdings; (v) shares subject to foreign ownership limits; (vi) shares held by strategic investors; (vii) shares subject to lock-in clauses (for the duration of the lock-up); (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform and (x) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Free float is calculated using available published information rounded up to 12 decimal places. Companies with a free float of 5% or below are excluded from the XIN0I. In June, a constituent’s free float will be updated regardless of size. No buffers are applied.

Foreign ownership limits, if any, are applied after calculating the free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The XIN0I is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the XIN0I. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Implementation of any changes takes place at the close of trading on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the XIN0I, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

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The following graph shows the daily historical performance of the XIN0I in the period from January 1, 2016 through June 12, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. On June 12, 2026, the closing level of the XIN0I was 16,093.45.

Historical Performance of the XIN0I

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This historical data on the XIN0I is not necessarily indicative of the future performance of the XIN0I or what the value of the notes may be. Any historical upward or downward trend in the level of the XIN0I during any period set forth above is not an indication that the level of the XIN0I is more or less likely to increase or decrease at any time over the term of the notes.

Before investing in the notes, you should consult publicly available sources for the levels of the XIN0I.

License Agreement

We have entered into a non-exclusive license agreement with FTSE whereby we, in exchange for a fee, are permitted to use the XIN0I in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE; the only relationship between FTSE and us is any licensing of the use of FTSE’s indices and trademarks relating to them.

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the XIN0I (the “Index”), (ii) the figure at which the said Index stands at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the notes. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Barclays Bank PLC or to its clients. The Index is calculated by FTSE or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) be under any obligation to advise any person of any error therein.

All rights in the Index vest in FTSE. “FTSE®” is a trademark of LSEG and is used by FTSE under license

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Leveraged Index Return Notes®
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Supplement to the Plan of Distribution

Under our distribution agreement with BofAS, BofAS will purchase the notes from us as principal at the public offering price indicated on the cover of this term sheet, less the indicated underwriting discount.

BofAS has advised us that MLPF&S will purchase the notes from BofAS for resale, and will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet.

We will pay a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which reduces the economic terms of the notes to you. An affiliate of BofAS has an ownership interest in LFT Securities, LLC.

We may deliver the notes against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the notes occurs more than one business day from the pricing date, purchasers who wish to trade the notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The notes will not be listed on any securities exchange. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.

MLPF&S and BofAS may repurchase and resell the notes, with repurchases and resales being made at prices related to then-prevailing market prices or at negotiated prices, and these prices will include MLPF&S’s and BofAS’s trading commissions and mark-ups or mark-downs. MLPF&S and BofAS may act as principal or agent in these market-making transactions; however, neither is obligated to engage in any such transactions. BofAS has advised us that, at MLPF&S’s and BofAS’s discretion, for a short, undetermined initial period after the issuance of the notes, MLPF&S and BofAS may offer to buy the notes in the secondary market at a price that may exceed the initial estimated value of the notes. Any price offered by MLPF&S or BofAS for the notes will be based on then-prevailing market conditions and other considerations, including the performance of the Basket, the remaining term of the notes and our creditworthiness. However, none of us, MLPF&S, BofAS or any of our respective affiliates is obligated to purchase your notes at any price or at any time, and we cannot assure you that we, MLPF&S, BofAS or any of our respective affiliates will purchase your notes at a price that equals or exceeds the initial estimated value of the notes.

The value of the notes shown on your account statement produced by MLPF&S  will be based on BofAS’s estimate of the value of the notes if BofAS or another of its affiliates were to make a market in the notes, which it is not obligated to do. That estimate will be based upon the price that BofAS may pay for the notes in light of then-prevailing market conditions and other considerations, as mentioned above, and will include transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the notes.

The distribution of the Note Prospectus in connection with these offers or sales will be solely for the purpose of providing investors with the description of the terms of the notes that was made available to investors in connection with their initial offering. Secondary market investors should not, and will not be authorized to, rely on the Note Prospectus for information regarding Barclays or for any purpose other than that described in the immediately preceding sentence.

An investor’s household, as referenced on the cover of this term sheet, will generally include accounts held by any of the following, as determined by MLPF&S in its discretion and acting in good faith based upon information then available to MLPF&S:

•	the investor’s spouse (including a domestic partner), siblings, parents, grandparents, spouse’s parents, children and grandchildren, but excluding accounts held by aunts, uncles, cousins, nieces, nephews or any other family relationship not directly above or below the individual investor;

•	a family investment vehicle, including foundations, limited partnerships and personal holding companies, but only if the beneficial owners of the vehicle consist solely of the investor or members of the investor’s household as described above; and

•	a trust where the grantors and/or beneficiaries of the trust consist solely of the investor or members of the investor’s household as described above; provided that, purchases of the notes by a trust generally cannot be aggregated together with any purchases made by a trustee’s personal account.

Purchases in retirement accounts will not be considered part of the same household as an individual investor’s personal or other non-retirement account, except for individual retirement accounts (“IRAs”), simplified employee pension plans (“SEPs”), savings incentive match plan for employees (“SIMPLEs”) and single-participant or owners only accounts (i.e., retirement accounts held by self-employed individuals, business owners or partners with no employees other than their spouses).

Please contact your MLPF&S financial advisor if you have any questions about the application of these provisions to your specific circumstances or think you are eligible.

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Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Structuring the Notes

The notes are our debt securities, the return on which is linked to the performance of the Basket. As is the case for all of our debt securities, including our market-linked notes, the economic terms of the notes reflect our actual or perceived creditworthiness at the time of pricing. The economic terms of the notes are based on our internal funding rates, which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date will be based on our internal funding rates. Our estimated value of the notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

At maturity, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the $10 per unit principal amount and will depend on the performance of the Basket. In order to meet these payment obligations, at the time we issue the notes, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of its affiliates. The terms of these hedging arrangements are determined by seeking bids from market participants, including MLPF&S, BofAS and their or our affiliates, and take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of the Basket Components, the tenor of the notes and the tenor of the hedging arrangements. The economic terms of the notes and their initial estimated value depend in part on the terms of these hedging arrangements, any estimated profit that we or any of our affiliates expect to earn in connection with structuring the notes and estimated costs which we may incur in hedging our obligations under the notes.

BofAS has advised us that the hedging arrangements will include a hedging-related charge of approximately $0.05 per unit, reflecting an estimated profit to be credited to BofAS from these transactions. Since hedging entails risk and may be influenced by unpredictable market forces, additional profits and losses from these hedging arrangements may be realized by us, BofAS or any third party hedge providers.

For further information, see “Risk Factors—Valuation- and Market-related Risks” beginning on page PS-11 and “Use of Proceeds and Hedging” on page PS-27 of product supplement EQUITY LIRN-1.

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Leveraged Index Return Notes®
Linked to an International Equity Index Basket, due July , 2031

Tax Consequences

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the notes. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a note relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a note.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the notes for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the notes (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the notes, which should equal the amount you paid to acquire the notes. This gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

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